Exhibit 99 (c)(5)
 PRELIMINARY DRAFT MATERIALS – HIGHLY CONFIDENTIAL FOR INTERNAL USE ONLY              Project Metal  DI S CUS S I ON M AT E RI A L S  1 0 J A N U A R Y 2 0 2 0   C O N F I D E N T I A L

   PRELIMINARY DRAFT MATERIALS – HIGHLY CONFIDENTIAL FOR INTERNAL USE ONLY              DisclaimerThe information herein has been prepared by Lazard based upon information supplied by Titanium or Silver, or publicly available information, and portions of the information herein may be based upon publicly available statements, estimates and forecasts with respect to the anticipated future performance of Titanium and Silver and/or certain statements, estimates and forecasts provided by Titanium and/or Silver with respect to the anticipated future performance of Titanium and Silver. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of Titanium, Silver or any other entity, or concerning solvency or fair value of Titanium, Silver or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments as to the future financial performance of Titanium and Silver, as the case may be. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided, however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as investment banker to the Special Committee of Titanium, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice. These materials do not constitute tax, accounting, actuarial, legal or other specialist advice, and Lazard shall have no duties or obligations in respect of these materials or other advice provided, except to the extent specifically set forth in an engagement or other written agreement, if any, that is entered into by Lazard and the Special Committee.  P R O J E C T M E T A L   C O N F I D E N T I A L

     PRELIMINARY DRAFT MATERIALS – HIGHLY CONFIDENTIAL FOR INTERNAL USE ONLY              Preliminary & Illustrative Transaction Analysis: All-Cash Consideration  P R O J E C T M E T A L   Source: Titanium Management projections as presented on [1/6/2020]. All cash flows at Titanium share. Company filings, Green Street Advisors, FactSet as of 1/10/2020.  (a)(b)(c)(d)  Silver Plan for Forever 21 results in a reduction of Forever 21 Rents to Titanium of $3.5MM and 100% flow-through to NOI and FFO. Liquidation Plan for Forever 21 results in a reduction of Forever 21 rents to Titanium of $7MM and 100% flow-through to NOI and FFO. Cap rate based on NTM NOI per GSA.Cap rate based on 2020E Cash NOI per Management projections.        FFO per Share Accretion / (Dilution) to Silver ($ / %):  2020E  0.53 / 4.2%  0.41 / 3.2%  0.40 / 3.2%  0.40 / 3.2%  0.40 / 3.1%  0.39 / 3.1%  0.39 / 3.1%  0.37 / 2.9%  0.57 / 4.3%  0.44 / 3.4%  0.44 / 3.3%  0.43 / 3.3%  0.43 / 3.3%  0.43 / 3.3%  0.43 / 3.2%  0.41 / 3.1%  2021ELeverage    Net Debt / Pro Forma LTM Adjusted EBITDA at ShareChange vs. In-Place Leverage  6.0x0.6x  6.3x0.9x  6.3x0.9x  6.3x0.9x  6.3x0.9x  6.3x0.9x  6.3x0.9x  6.3x0.9x                                                          ($ in MMs, except per share)        Current Price    Revised Expression of Interest            Previous Verbal Offer                            Implied Purchase Price / Share for 70% Interest in Titanium        $ 30.37    $ 57.00  $ 57.50  $ 58.00  $ 58.50  $ 59.00  $ 59.50  $ 60.00  Premiums Analysis - Premium / (Discount) to:                          Current Titanium Share Price ($30.37)        -    87.7%  89.3%  91.0%  92.6%  94.3%  95.9%  97.6%  52-Week Low ($29.59)        2.6%    92.6%  94.3%  96.0%  97.7%  99.4%  101.1%  102.8%  30-Day VWAP ($30.96)        (1.9%)    84.1%  85.7%  87.3%  88.9%  90.6%  92.2%  93.8%  90-Day VWAP ($34.87)        (12.9%)    63.4%  64.9%  66.3%  67.7%  69.2%  70.6%  72.0%  52-Week High ($54.30)        (44.1%)    5.0%  5.9%  6.8%  7.7%  8.7%  9.6%  10.5%  Consensus NAV ($64.15)        (52.7%)    (11.1%)  (10.4%)  (9.6%)  (8.8%)  (8.0%)  (7.2%)  (6.5%)  Green Street NAV ($67.90)        (55.3%)    (16.1%)  (15.3%)  (14.6%)  (13.8%)  (13.1%)  (12.4%)  (11.6%)  Multiples Analysis    M etric                      Implied Price to Consensus Estimates:2020E FFO    $3.68    8.2x    15.5x  15.6x  15.7x  15.9x  16.0x  16.1x  16.3x  2021E FFO    3.88    7.8x    14.7x  14.8x  14.9x  15.1x  15.2x  15.3x  15.5x  Implied Price to M anagement Cases:2020E Management Plan FFO    $3.65    8.3x    15.6x  15.8x  15.9x  16.0x  16.2x  16.3x  16.4x  2020E Management Plan (Silver F21 Plan) FFO (a)    3.61    8.4x    15.8x  15.9x  16.1x  16.2x  16.3x  16.5x  16.6x  2020E Management Plan (F21 Liquidation Plan) FFO (b)    3.57    8.5x    16.0x  16.1x  16.2x  16.4x  16.5x  16.7x  16.8x  2021E Management Plan FFO    $3.73    8.1x    15.3x  15.4x  15.5x  15.7x  15.8x  15.9x  16.1x  2021E Management Plan (Silver F21 Plan) FFO (a)    3.69    8.2x    15.4x  15.6x  15.7x  15.8x  16.0x  16.1x  16.2x  2021E Management Plan (F21 Liquidation Plan) FFO (b)    3.65    8.3x    15.6x  15.7x  15.9x  16.0x  16.1x  16.3x  16.4x  Implied Cap Rates:Implied Acquisition Cash Cap Rate (Management Plan) (d)        7.5%    5.8%  5.7%  5.7%  5.7%  5.7%  5.6%  5.6%  Implied Acquisition Cash Cap Rate (Silver F21 Plan) (a)(d)        7.5%    5.7%  5.7%  5.7%  5.7%  5.6%  5.6%  5.6%  Implied Acquisition Cash Cap Rate (F21 Liquidation Plan) (b)(d)        7.4%    5.7%  5.7%  5.6%  5.6%  5.6%  5.6%  5.5%  Management Case FFO Accretion / (Dilution) to Silver ($ / %):                          2019E:Management Plan        $0.52 / 4.3%    $0.40 / 3.3%  $0.39 / 3.3%  $0.39 / 3.3%  $0.39 / 3.2%  $0.39 / 3.2%  $0.39 / 3.2%  $0.37 / 3.0%  Silver F21 Plan (a)        0.51 / 4.3%    0.39 / 3.2%  0.38 / 3.2%  0.38 / 3.2%  0.38 / 3.2%  0.38 / 3.1%  0.38 / 3.1%  0.36 / 3.0%  F21 Liquidation (b)        0.50 / 4.2%    0.38 / 3.2%  0.37 / 3.1%  0.37 / 3.1%  0.37 / 3.1%  0.37 / 3.1%  0.37 / 3.0%  0.35 / 2.9%  2020E:Management Plan        $0.52 / 4.2%    $0.40 / 3.2%  $0.40 / 3.1%  $0.39 / 3.1%  $0.39 / 3.1%  $0.39 / 3.1%  $0.39 / 3.1%  $0.37 / 2.9%  Silver F21 Plan (a)        0.51 / 4.1%    0.39 / 3.1%  0.39 / 3.1%  0.38 / 3.0%  0.38 / 3.0%  0.38 / 3.0%  0.38 / 3.0%  0.36 / 2.8%  F21 Liquidation (b)        0.50 / 4.0%    0.38 / 3.0%  0.38 / 3.0%  0.37 / 3.0%  0.37 / 2.9%  0.37 / 2.9%  0.37 / 2.9%  0.35 / 2.7%  2021E:Management Plan        $0.54 / 4.1%    $0.42 / 3.2%  $0.41 / 3.1%  $0.41 / 3.1%  $0.41 / 3.1%  $0.40 / 3.1%  $0.40 / 3.1%  $0.38 / 2.9%  Silver F21 Plan (a)        0.53 / 4.0%    0.41 / 3.1%  0.40 / 3.1%  0.40 / 3.0%  0.40 / 3.0%  0.39 / 3.0%  0.39 / 3.0%  0.37 / 2.8%  F 21 Liquidation (b)        0.52 / 4.0%    0.40 / 3.0%  0.39 / 3.0%  0.39 / 3.0%  0.39 / 2.9%  0.38 / 2.9%  0.38 / 2.9%  0.36 / 2.8%  Consensus Accretion / (Dilution)                              1